Exhibit 99.1

PINNACLE ENTERTAINMENT TO ACQUIRE AMERISTAR

CASINOS FOR $26.50 PER SHARE IN CASH

– Transformative transaction creates a best in class gaming platform with increased diversification and significant efficiencies of scale –

– Expected to be accretive to Pinnacle’s free cash flow and earnings per share –

LAS VEGAS, NV, December 21, 2012 – Pinnacle Entertainment, Inc. (NYSE: PNK) and Ameristar Casinos, Inc. (Nasdaq GS: ASCA) announced today that the companies have entered into a definitive agreement under which Pinnacle will acquire all of the outstanding common shares of Ameristar for $26.50 per share in cash, for a total enterprise value of $2.8 billion, including debt of $1.9 billion and cash on hand of $116 million as of September 30, 2012. This consideration represents a premium of 45% over the average closing price of Ameristar common stock for the 90 days ended December 20, 2012. The transaction has received the unanimous approval of both the Ameristar and Pinnacle Boards of Directors.

Pinnacle will benefit from increased operational and geographic diversity by more than doubling in size to 17 operating properties in 13 distinct geographies. The acquisition of Ameristar’s properties will complement Pinnacle’s existing portfolio by adding eight casino-resorts in some of the nation’s best gaming markets, including: St. Charles near St. Louis, MO; Kansas City, MO; Council Bluffs, IA; Black Hawk, CO; Vicksburg, MS; East Chicago, IN; and Jackpot, NV.

The consideration represents an EBITDA multiple of 7.6x Ameristar’s Adjusted EBITDA of $365 million for the trailing 12-month period ended September 30, 2012, excluding synergies Pinnacle expects to achieve. The combined enterprise would have generated net revenue of $2.4 billion and Combined Adjusted EBITDA of $649 million (excluding $40 million of synergies Pinnacle expects to achieve), over the trailing 12-month period ended September 30, 2012.

Anthony Sanfilippo, President and Chief Executive Officer of Pinnacle Entertainment commented, “The acquisition of Ameristar is a transformative transaction for Pinnacle that will provide us the scale and diversification to more effectively compete. The coupling of Pinnacle and Ameristar properties will create a terrific portfolio of quality assets to serve our combined guests. Over recent years, we have made tremendous progress at Pinnacle in providing a higher level of service to our guests and improving our financial performance. We are thrilled about the opportunities that will be created by combining the two companies. Both companies have developed cultures where team members are focused on providing a high quality experience to their guests and delivering outstanding financial outcomes for their shareholders. Our operating philosophy and cultures are perfectly aligned.

“We believe the transaction represents a uniquely attractive opportunity for Pinnacle and its shareholders given the significantly improved geographic and operational diversification of the combined portfolios,” continued Mr. Sanfilippo. “In addition, we believe there is considerable opportunity to expand reach and generate synergies and efficiencies of scale from the increased size of the combined company, as well as an opportunity to drive property margin expansion by applying best practices garnered from both Pinnacle and Ameristar across the combined enterprise. As a result of the combination, we expect to achieve synergies and efficiencies of scale of at least $40 million annually, with potentially greater realization as we move forward through the integration process. Finally, we expect the acquisition of Ameristar to be accretive to our free cash flow and earnings per share following the closing, and for it to provide increased long-term strategic and financial flexibility. We are confident this transaction will drive long-term value for Pinnacle’s stakeholders.”

Gordon Kanofsky, Chief Executive Officer of Ameristar Casinos commented, “We are excited to have reached this agreement with Pinnacle as this transaction maximizes value for our shareholders and provides them with a significant and immediate premium. We are focused on ensuring a smooth transition and look forward to working with the Pinnacle team. The increased scale and diversification of the Company will expand opportunities for our team members and provide enhancements for our guests.”

The transaction is subject to customary closing conditions, approval by Ameristar’s shareholders and required regulatory approvals. Pinnacle expects the transaction to close by the end of the third quarter of 2013. Pinnacle has obtained committed financing for the transaction and the transaction is not subject to a financing contingency.

Financial and Legal Advisory

Goldman, Sachs & Co. served as the exclusive financial advisor and Morrison & Foerster LLP served as the legal advisor to Pinnacle. J.P. Morgan and Goldman, Sachs & Co. provided the committed financing for the transaction.

Lazard and Centerview Partners LLC served as financial advisors to Ameristar and Gibson Dunn & Crutcher LLP served as legal counsel to Ameristar.

Investor Conference Call

Pinnacle and Ameristar will host a joint conference call for investors today, Friday, December 21, 2012, at 9:00 a.m. (Eastern Time) / 6:00 a.m. (Pacific Time) to discuss the proposed acquisition. Investors can listen to the call by dialing (706) 679-7241. The code to access the conference call is 84097297. Investors may also listen to the conference call live over the Internet at either www.pnkinc.com or www.ameristar.com. A presentation that will be discussed on the call will be available in the Investor Relations section of Pinnacle’s website.

A replay of the conference call will be available shortly after the conclusion of the call through January 4, 2013 by dialing (404) 537-3406. The code to access the replay is 84097297. The conference call will also be available for replay at www.pnkinc.com.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Pinnacle is redeveloping River Downs in Cincinnati,

Ohio into a gaming entertainment facility and holds a 26% ownership stake in Asian Coast Development (Canada) Ltd. (ACDL), an international development and real estate company currently developing Vietnam’s first large-scale integrated resort on the Ho Tram Strip.

About Ameristar Casinos

Ameristar Casinos is an innovative casino gaming company featuring the newest and most popular slot machines. Ameristar has 7,200 dedicated team members who pride themselves on delivering consistently friendly and appreciative service to their guests. Ameristar continuously strives to increase the loyalty of its guests through the quality of its slot machines, table games, hotel, dining and other leisure offerings. Ameristar’s eight casino hotel properties primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada. Ameristar has been a public company since 1993, and its stock is traded on the Nasdaq Global Select Market. Ameristar generates more than $1.1 billion in net revenues annually.

Additional Information and Where to Find It

In connection with the proposed merger, Ameristar plans to file a proxy statement with the SEC and mail the proxy statement to its stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AMERISTAR, THE PROPOSED MERGER AND RELATED MATTERS. The proxy statement, as well as other filings containing information about Pinnacle and Ameristar will be available, free of charge, from the SEC’s web site (www.sec.gov). Pinnacle’s SEC filings in connection with the transaction also may be obtained, free of charge, from Pinnacle’s web site (www.pnkinc.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Pinnacle, 8918 Spanish Ridge Ave., Las Vegas, Nevada, 89148, Attention: Investor Relations or (702) 541-7777. Ameristar’s SEC filings in connection with the transaction also may be obtained, free of charge, from Ameristar’s web site (www.ameristar.com) under the tab “About Us,” “Investor Relations” and then under the heading “Ameristar SEC Reports & Filings,” or by directing a request to Ameristar, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations or (702) 567-7000.

Participants in the Merger Solicitation

Pinnacle and Ameristar and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Pinnacle’s directors and executive officers is included in Pinnacle’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on May 16, 2012 and the proxy statement for Pinnacle’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 9, 2012. Information about Ameristar’s directors and executive officers is included in Ameristar’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012 and the proxy statement for Ameristar’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 30, 2012. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-GAAP Financial Measures

Consolidated Adjusted EBITDA, Free Cash Flow and Adjusted EBITDA are non-GAAP measurements. Pinnacle defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, minority interest and discontinued operations. Pinnacle defines Free Cash Flow as Consolidated Adjusted EBITDA less maintenance capital expenditures, cash taxes and cash interest expense.

Ameristar defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, other non-operating income and expenses, stock-based compensation, deferred compensation plan expense, non-operational professional fees and river flooding expenses and reimbursements.

As shown above, Combined Adjusted EBITDA is presented based on the combination of Pinnacle’s Consolidated Adjusted EBITDA and Ameristar’s Adjusted EBITDA for the trailing 12-month period ended September 30, 2012, taking into account synergies Pinnacle expects to achieve.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Pinnacle’s and Ameristar’s current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Pinnacle and Ameristar, including the expected accretive effect of the merger on Pinnacle’s financial results and profile (e.g., free cash flow, earnings per share and Consolidated Adjusted EBITDA); the anticipated benefits of geographic diversity that would result from the merger and the expected results of Ameristar’s gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the transaction; and the anticipated financing of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate a potential transaction between Pinnacle and Ameristar; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and satisfy or waive other closing conditions; (c) the ability to obtain the approval of Ameristar’s stockholders; (d) the possibility that the merger does not close when expected or at all; or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (e) Pinnacle’s ability to realize the synergies contemplated by a potential transaction; (f) Pinnacle’s ability to promptly and effectively integrate the business of Pinnacle and Ameristar; (g) the requirement to satisfy closing conditions to the merger as set forth in the merger agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (h) uncertainties in the global economy and credit markets and its potential impact on Pinnacle’s ability to finance the transaction; (i) the outcome of any legal proceedings that may be instituted in connection with the transaction; (j) the ability to retain certain key employees of Ameristar; (k) that there may be a material adverse change affecting Pinnacle or Ameristar, or the respective businesses of Pinnacle or Ameristar may suffer as a result of uncertainty surrounding the transaction; (l) Pinnacle’s ability to obtain financing on the terms expected, or at all; and (m) the risk factors disclosed in Pinnacle’s most recent Annual Report on Form 10-K/A, which Pinnacle filed with the Securities and Exchange Commission on May 16, 2012 and the risk factors disclosed in Ameristar’s most recent Annual Report on Form 10-K, which Ameristar filed with the Securities and Exchange Commission on February 28, 2012,3 and in all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Pinnacle and Ameristar subsequent to the filing of their respective Form 10-Ks for the year ended December 31, 2011. Forward-looking statements reflect Pinnacle’s and

Ameristar’s management’s analysis as of the date of this release. Pinnacle and Ameristar do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Visit Pinnacle Entertainment’s website at www.pnkinc.com or Ameristar Casinos’ website at www.ameristar.com (which shall not be deemed to be incorporated in or a part of this news release).

Pinnacle Entertainment Contacts:

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Sard Verbinnen & Co
Vice President, Finance and Investor Relations	Paul Kranhold or Ron Low
(702) 541-7753 or investors@pnkmail.com	(415) 618-8750

Ameristar Casinos Contacts:

Investor Relations	Media Relations
Thomas Steinbauer	Roxann M. Kinkade, APR
Senior Vice President, Chief Financial Officer	Director of Communications
(702) 567-7030 or tom.steinbauer@ameristar.com	(816) 414-7007 or roxann.kinkade@ameristar.com

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